UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 17, 2005

MIM Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28740	05-0489664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clearbrook Road, Elmsford, New York	10523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 460-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02 Results of Operations and Financial Condition.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1: PRESS RELEASE

Item 2.02 Results of Operations and Financial Condition.

     On February 17, 2005, MIM Corporation issued a press release reporting its earnings for the year ended December 31, 2004. The press release, which is attached hereto as Exhibit 99.1, includes “non-GAAP financial measures” as defined by SEC rules.

     The Reconciliation Table presented in the press release demonstrates the differences between the non-GAAP financial measures and the most directly comparable GAAP financial measures. As required by Regulation G, the Company has provided a quantitative comparison between the GAAP and disclosed non-GAAP financial measures. We believe that the non-GAAP financial measures presented provide important insight into our ongoing operations and a meaningful comparison of revenue, gross profit, selling, general and administrative expenses, operating income, net income and earnings per share.

     We believe that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. For that reason, we believe that investors may find it useful to see the financial results without the effects of the lost TennCare PBM and Synagis business so that they may evaluate the Company’s business comparatively while giving consistent effect to material occurrences.

     In accordance with paragraph B.2. of the General Instructions to Form 8-K, the information contained in this report is to be considered filed under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.     The following Exhibits are filed with this Report:

99.1	Press Release of MIM Corporation dated February 17, 2005.

     In accordance with paragraph B.2. of the General Instructions to Form 8-K, Exhibit 99.1 to this report is to be considered filed under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: February 17, 2005	MIM CORPORATION

	By:	/s/ Barry A. Posner

Barry A. Posner, Executive Vice President, Secretary and General Counsel

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